AMENDED APPENDIX B

                             TO CUSTODIAN AGREEMENT

                               Series of the Trust

                            (effective June 1, 2000)

                              StoneRidge Bond Fund
                       StoneRidge Small Cap Equity Fund
                             StoneRidge Equity Fund
                      Monteagle Opportunity Growth Fund
                              Monteagle Value Fund
                            Monteagle Large Cap Fund
                         Monteagle Fixed Income Fund
                               Enhans RT 500 Fund
                        Enhans RT Master Investor Fund
                    Cloud, Neff Capital Appreciation Fund
                        Paragon Dynamic Fortress Fund
                        Paragon Strategic Ascent Fund
                        Master High Yield Income Fund
                   MutualMinds.com Diversified Growth Fund
                       MutualMinds.com New Economy Fund
                    MutualMinds.com Small Cap Growth Fund